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EXHIBIT 23(a)

                         Consent of Ernst & Young, LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-67042) of Oxford Health Plans, Inc. for the registration of up to 125,000 shares of Oxford Health Plans, Inc. common stock of our report dated January 26, 2001, with respect to the consolidated financial statements and schedules of Oxford Health Plans, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young LLP


New York, New York
July 31, 2001


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